UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-3774077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, Florida.	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 932-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

On June 29, 2015, Cambridge Capital Acquisition Corporation (“Cambridge”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, Cambridge’s stockholders considered the following proposals:

1.       A proposal to elect one Class A director to Cambridge’s board of directors to serve for the ensuing three-year period or until his successor is elected and qualified or his earlier resignation or removal. Cambridge’s board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class A director, Nathan Gantcher, expired at the Meeting. The following is a tabulation of the votes with respect to the director elected at the Meeting:

Director	For	Withheld	Broker Non-Votes
Nathan Gantcher	6,579,677	0	1,180,832

2.       A proposal to ratify the appointment of Marcum LLP as Cambridge’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The following is a tabulation of the votes with respect to this proposal, which was approved by Cambridge’s stockholders:

For	Against	Abstain
7,760,486	23	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2015	CAMBRIDGE CAPITAL ACQUISITION CORPORATION

	By:	/s/ Benjamin Gordon
Benjamin Gordon
Chief Executive Officer

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